Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R. E. Bassie & Co.
Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2221
Tel: (713) 272-8500 Fax: (832) 202-0536
E-Mail: Rebassie@aol.com

The Board of Directors and Stockholders
FTS Group, Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form S-8 of our report dated April 11, 2007, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ R. E. Bassie & Co.

Houston, Texas
September 17, 2007